UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2020

Viking Energy Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-29219	98-0199508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15915 Katy Freeway Suite 450, Houston, Texas	77094
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 404-4387

____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously disclosed in the Current Reports on Form 8-K filed on October 11, 2019 and December 30, 2019 by Viking Energy Group, Inc., a Nevada corporation (the “Corporation”), the Corporation’s subsidiary, Elysium Energy, LLC, a Nevada limited liability company (“Purchaser”), entered into a Purchase and Sale Agreement (the “Original Agreement”), dated as of October 10, 2019, by and among 5Jabor, LLC, Bass Petroleum, L.L.C., Bodel Holdings, LLC, Delbo Holdings, L.L.C., James III Investments, LLC, JamSam Energy, L.L.C., Lake Boeuf Investments LLC, Oakley Holdings, L.L.C., and Plaquemines Holdings, L.L.C. (collectively, the “Seller” and each, a “Seller Entity”), and that certain First Amendment to Purchase and Sale Agreement (the “First Amendment”), dated December 23, 2019, by and among the Corporation, Purchaser, Five JAB, Inc., and the Seller, each relating to the acquisition of interests in certain oil and gas properties located in the states of Texas and Louisiana, and certain entities owning oil and gas properties located in the state of Louisiana, for a purchase price of $40.0 million. This Current Report on Form 8-K is being filed to disclose various matters in connection with the completion of the transactions under the Purchase Agreement (as defined below).

Item 1.01 Entry into a Material Definitive Agreement.

Second Amendment

On February 2, 2020, Purchaser and Seller entered into the Second Amendment to Purchase and Sale Agreement and Waiver (the “Second Amendment”), dated as of February 3, 2020, to update certain leases and wells, and waive certain escrow obligations, each as further described in the Second Amendment. The Original Agreement, as amended by the First Amendment and the Second Amendment, is referred to herein as the “Purchase Agreement” and the transactions under the Purchase Agreement are referred to herein as the “Acquisition.”

The foregoing description of the Second Amendment is not a complete summary and is qualified in its entirety by reference to the full text of the Second Amendment, which is filed as Exhibit 2.1 with this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Term Loan Agreement

In connection with the closing of the Acquisition, Elysium Energy Holdings, LLC, a subsidiary of the Corporation (“Holdings”), and Purchaser, Elysium Energy LA, LLC, Elysium Energy TX, LLC, Pointe a la Hache, L.L.C., Turtle Bayou, L.L.C., Potash, L.L.C. and Ramos Field, L.L.C. (collectively, the “Borrowers”) entered into a Term Loan Agreement (the “Loan Agreement”), dated February 3, 2020, by and among the Borrowers, 405 Woodbine LLC, as administrative agent (the “Agent”), and the lenders signatory thereto (collectively, the “Lenders”).

The Loan Agreement provides for a funded term loan in the amount of $35.0 million at a 4.0% original issue discount, which results in an original principal amount of approximately $36.5 million (the “Term Loan”).

The maturity date of the Term Loan is 30 months after the effective date of the Loan Agreement, or August 3, 2022 (the “Maturity Date”), unless accelerated sooner pursuant to the Loan Agreement. The full amount of the Term Loan bears interest at a daily interest rate equal to the per annum interest rate of the prime rate for each relevant day plus seven and three quarters percent (7.75%), converted to a daily rate on the basis of a year of 360 days applied and the actual days elapsed during the period for which interest is payable. Interest is payable in cash monthly on the first business day of each calendar month. Principal payments are due: (i) beginning on May 1, 2020 and on the first business day of each calendar month thereafter, an amount equal to one percent (1%) of the then outstanding balance, and (ii) to the extent not previously paid, on the Maturity Date.

The Borrowers have the right, at any time or from time to time, to prepay the balance under the Term Loan, provided that, among other things, (i) any voluntary prepayment shall be in a minimum amount of: (a) if being paid in whole, all obligations under the Term Loan, and (b) if being paid in part, $100,000 and integral multiples of $100,000 in excess of that amount. The Borrowers are required to pay all accrued and unpaid interest on the amounts prepaid, along with a prepayment fee of 5% for prepayments prior to February 3, 2021, 3% for prepayments from February 3, 2021 to February 3, 2022 and 0% for prepayments from February 3, 2022 to the Maturity Date.

The Borrowers are required to make mandatory prepayments upon certain events, including incurrence of indebtedness and asset sales as specified in the Loan Agreement and the receipt of certain insurance proceeds, which is also subject to a prepayment fee of 5% for prepayments prior to February 3, 2021, 3% for prepayments from February 3, 2021 to February 3, 2022 and 0% for prepayments from February 3, 2022 to the Maturity Date. Additionally, to the extent that the Borrowers have Excess Cash Flow (as defined in the Loan Agreement), the Borrowers are required to make mandatory prepayments, without penalty or premium, equal to seventy-five percent (75%) of such Excess Cash Flow.

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The Loan Agreement contains various affirmative covenants that require the Borrowers to, among other things, maintain adequate records; provide financial statements, reserve reports, and other financial information; provide notice of certain events; hedge production volumes; reimburse the Agent and Lenders for certain expenses in connection with the Loan Agreement; maintain insurance and provide the Agent with access to meetings of the Borrowers’ governing body or the governing body of their managers. The Loan Agreement contains various negative covenants that limit the ability of the Borrowers to, among other things, incur additional indebtedness; grant certain liens; engage in certain asset acquisitions and dispositions; make certain loans; make or declare certain dividends or distributions; issue additional equity interests; engage in certain changes in their organizational structure; engage in certain transactions with affiliates; make certain capital expenditures; amend their organizational documents or form or acquire additional subsidiaries.

The Loan Agreement also contains covenants that require the maintenance of specified financial ratios or conditions as follows:

•	Current Ratio: Commencing as of the closing of any fiscal month on or after March 31, 2020, the Borrowers may not allow the ratio of current assets to current liabilities to be less than 1.00 to 1.00.

•	PDP Collateral Coverage: The Borrowers may not allow the PDP Collateral Coverage percentage to be more than: (i) seventy percent on June 30, 2020 or (ii) sixty-five percent on December 31, 2020 and each December 31, and June 30 thereafter. The PDP Collateral Coverage percentage is: (a) the positive difference of: (i) the balance under the Loan Agreement as of the relevant date, minus (ii) the amount of unrestricted cash as of the relevant date, divided by (b) the PV-10 value of the Borrowers’ proved developed producing reserves (using adjusted strip prices on the relevant date applied to the proved developed producing reserves of the Borrowers on a consolidated basis).

•	Maximum Leverage: The Borrowers may not allow, as the dates specified below, the ratio of total secured debt to EBITDA to exceed the following ratios:

Date	Percentage	Calculation Period
June 30, 2020	3.50 to 1.00	Trailing 4 months,annualized
September 30, 2020	3.25 to 1.00	Trailing 7 months,annualized
December 31, 2020	3.00 to 1.00	Trailing 10 months,annualized
March 31, 2021, and the last day of each fiscal quarter thereafter	2.75 to 1.00	Trailing 12 months

The Loan Agreement contains customary representations and warranties and events of default. Events of default include, among other things, payment defaults; breaches of representations and warranties; covenant defaults; cross-defaults and cross-acceleration to certain indebtedness; the attachment of levies and garnishments; certain events of bankruptcy and insolvency; certain final and non-appealable judgments; actual or asserted failure of any security document supporting the Loan Agreement; payment of subordinated indebtedness and a change of control. If such an event of default occurs, the Lenders would be entitled to take various actions, including the acceleration of amounts due under the Term Loan and all actions permitted to be taken by a secured creditor.

Obligations under the Loan Agreement are secured by mortgages on the oil and gas leases of the Borrowers, a security agreement covering all assets of each Borrower pursuant to that certain Security Agreement, dated as of February 3, 2020, by and among the Borrowers and the Agent (the “Security Agreement), and a pledge by Holdings of all of the membership interests in the Purchaser pursuant to that certain Guarantee and Pledge Agreement, by and between Holdings and the Agent (the “Guarantee and Pledge Agreement”).

The foregoing description of the Loan Agreement, Security Agreement and Guarantee and Pledge Agreement are qualified by reference to the full text of the Loan Agreement, Security Agreement and Guarantee and Pledge Agreement, which are filed as Exhibits 10.1, 10.2 and 10.3 with this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

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Certain Relationships

Certain of the Seller Entities were party to that certain Purchase and Sale Agreement, executed as of September 1, 2018, as amended (the “Prior Purchase Agreement”), by and among the Corporation and Bodel Holdings, LLC., Cleveland Holdings, L.L.C., Delbo Holdings, L.L.C., DeQuincy Holdings, L.L.C., Gulf Coast Working Partners, L.L.C., Oakley Holdings, L.L.C., SamJam Energy, L.L.C., and Perry Point Holdings, L.L.C. (collectively, the “Prior Sellers”) relating to certain oil and gas assets. As partial payment of the purchase price under the Prior Purchase Agreement, the Corporation issued a secured promissory note in the amount of approximately $23.7 million (the “2018 Note”), which note was secured pursuant to a Security and Pledge Agreement, executed as of December 27, 2018, by and among the Corporation and the Prior Sellers by all of the membership interests in Ichor Energy Holdings, LLC, a Nevada limited liability company and a subsidiary of the Corporation. The 2018 Note was extinguished and deemed satisfied in connection with the Acquisition, and the Company is obligated to issue a replacement promissory note in favor of EMC Capital Partners, LLC, dated as of February 3, 2020, in the initial principal amount of approximately $16.2 million (the “2020 Note”), to be secured by a Security and Pledge Agreement, dated as of February 3, 2020, granting EMC Capital Partners, LLC a first ranking pledge of the membership interests of the Corporation’s wholly-owned subsidiary, Ichor Energy Holdings, LLC. The 2020 Note is to bear interest at a rate of 10% per annum, payable at maturity, being June 1, 2021. The 2020 Note is also to contemplate that if the Corporation completes an equity raise through the issuance of its common stock, seventy five percent of such proceeds are to be applied so as to reduce the principal amount of the 2020 Note.

Item 1.02 Termination of Material Definitive Agreement.

As described above, the 2018 Note was extinguished and deemed satisfied in connection with the closing of the Acquisition on February 3, 2020, and the Company is obligated to issue a replacement promissory note. The 2018 Note was originally issued to RPM Investments, a division of Opus Bank, and bore interest at a rate of 10% per annum, calculated semi-annually. The 2018 Note had a maturity date of the earlier of (i) January 31, 2020; or (ii) the date on which the Corporation completed a transaction with one or more of the Prior Sellers for a purchase price greater than $50.0 million. The description of the 2018 Note set forth in Item 1.01 above is incorporated by reference into this Item 1.02. The description of the 2018 Note is qualified by reference to the full text of the 2018 Note, which is incorporated by reference as Exhibit 10.4 with this Current Report on Form 8-K and incorporated by reference into this Item 1.02.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 3, 2020, the Purchaser completed the Acquisition. The gross acquisition price (the “Acquisition Price”) payable by Purchaser was approximately $46.3 million, as adjusted pursuant to the terms of the Purchase Agreement with the Sellers, which was funded through cash, borrowings under the Term Loan, and an increase in the principal amount of the 2020 Note by approximately $4.7 million. The Acquisition Price was based upon estimated future cash flows and other reserves information. The assets purchased by the Purchaser (including those held by the entities acquired in the Acquisition) include leases, working interests and over-riding royalty interests in oil and gas properties in Texas (approximately 72 wells) and Louisiana (approximately 55 wells), along with associated equipment. Based on the closing date after November 30, 2019, the transfer of the financial benefits and obligations has an effective time of 7:00 a.m. on November 1, 2019.

The descriptions of the Purchase Agreement and Acquisition, and the section entitled “Certain Relationships” set forth in Item 1.01 above are incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The descriptions of the Loan Agreement, Term Loan and the borrowings thereunder set forth in Item 1.01 above are incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On February 4, 2020, the Corporation issued a press release announcing the closing of the Acquisition, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information in this Item 7.01, including Exhibit 99.1, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18 of the Exchange Act, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as set forth by specific reference in such filing.

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Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The Corporation will file any financial statements required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The Corporation will file any financial statements required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.

(d) Exhibits.

Exhibit Number	Description

2.1*

Second Amendment to Purchase and Sale Agreement and Waiver, effective as of February 2, 2020, by and among 5Jabor, LLC; Bass Petroleum, L.L.C.; Bodel Holdings, LLC; Delbo Holdings, L.L.C.; James III Investments, LLC; JamSam Energy, L.L.C.; Lake Boeuf Investments LLC; Oakley Holdings, L.L.C.; Plaquemines Holdings, L.L.C. and Elysium Energy, LLC.

10.1*#

Term Loan Agreement, dated as of February 3, 2020, by and among Elysium Energy Holdings, LLC; Elysium Energy, LLC; Elysium Energy LA, LLC; Elysium Energy TX, LLC; Pointe a la Hache, L.L.C.; Turtle Bayou, L.L.C.; Potash, L.L.C.; Ramos Field, L.L.C.; 405 Woodbine LLC, as Administrative Agent, and the Lenders signatory thereto.

10.2*#

Security Agreement, dated as of February 3, 2020, by and among Elysium Energy, LLC; Elysium Energy LA, LLC; Elysium Energy TX, LLC; Pointe a la Hache, L.L.C.; Turtle Bayou, L.L.C.; Potash, L.L.C.; Ramos Field, L.L.C. and 405 Woodbine LLC.

10.3*	Guarantee and Pledge Agreement, dated as of February 3, 2020, by Elysium Energy Holdings, LLC and 405 Woodbine LLC.

10.4*

10% Secured Promissory Note, dated December 27, 2018, issued by Viking Energy Group, Inc. to RPM Investments, a Division of Opus Bank, in favor of Sellers (incorporated by reference to our Current Report on Form 8-K filed on December 31, 2018)

99.1**	Press Release of Viking Energy Group, Inc., dated February 4, 2020.

* Filed herewith.

** Furnished herewith.

# Certain schedules and exhibits have been omitted pursuant to Item 601(b)(5) of Regulation S-K. A copy of any omitted schedule or Exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viking Energy Group, Inc.

Dated: February 6, 2020	By:	/s/ James Doris
	Name:	James Doris
	Title:	CEO & Director

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